POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being an Officer of

WHIRLPOOL CORPORATION, a Delaware Corporation (hereinafter called the

("Corporation"), does hereby constitute and appoint DANIEL F. HOPP and

ROBERT T. KENAGY, with full powers to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to said attorneys, to execute, file or deliver any and all instruments and to do all acts and things that said attorneys and agents,

deems advisable to enable compliance with the Securities Exchange Act of

1934, as amended, (the "Act") and any requirements of the Securities and

Exchange Commission in respect thereof, in connection with the filing under the Act of any statements required to be filed pursuant to Section

16(a) of the Act, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign on behalf of the undersigned as an Officer of the Corporation, any Form 3,

Form 4, Form 5 or any such other report, statement or document required to be filed by or on the undersigned's behalf pursuant to said Section

16(a); and the undersigned does hereby fully ratify and confirm all that said attorneys and agents, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents as of the fourth day of January 2006.

Marc R. Bitzer